June 7, 2007




         CONSENT OF FORMER INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our auditors' report dated April 18, 2006 covering the audited financial statements of China Agri-Business, Inc. (formerly Shaanxi XinSheng Centennial Agricultural and Technology Co., Ltd.) as at December 31, 2005 and for the year ended December 31, 2005 included in the Form SB-2 Amendment NO.3 of China Agri-Business, Inc.



Yours very truly,
MOEN AND COMPANY LLP

/S/ MOEN AND COMPANY LLP
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